                                                                       Exhibit 1









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                           DAYTON HUDSON CORPORATION


                                      and


                    FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                Rights Agreement


                         Dated as of September 11, 1996




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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.  Certain Definitions................................................1

Section 2.  Appointment of Rights Agent........................................9

Section 3.  Issue of Right Certificates........................................9

Section 4.  Form of Right Certificates........................................13

Section 5.  Countersignature and Registration.................................14

Section 6.  Transfer, Split-Up, Combination and Exchange of
            Right Certificates; Mutilated, Destroyed, Lost
            or Stolen Right Certificates......................................15

Section 7.  Exercise of Rights; Purchase Price;
            Expiration Date of Rights.........................................16

Section 8.  Cancellation and Destruction of Right Certificates................19

Section 9.  Reservation and Availability of Preferred Shares..................19

Section 10. Preferred Shares Record Date......................................20

Section 11. Adjustment of Purchase Price, Number and  Kind
            of Shares or Number of Rights.....................................21

Section 12. Certificate of Adjusted Purchase Price or Number of Shares........37

Section 13. Consolidation, Merger, Statutory Share Exchange
            or Sale or Transfer of Assets or Earning Power....................38

Section 14. Fractional Rights and Fractional Shares...........................42

Section 15. Rights of Action..................................................44

Section 16. Agreement of Right Holders........................................45

Section 17. Right Certificate Holder Not Deemed a Shareholder.................46

Section 18. Concerning the Rights Agent.......................................46

Section 19. Merger or Consolidation or Change of Name
            of Rights Agent...................................................47

Section 20. Duties of Rights Agent............................................48

                                                                            Page
                                                                            ----
Section 21.  Change of Rights Agent...........................................51

Section 22.  Issuance of New Right Certificates...............................53

Section 23.  Redemption.......................................................53

Section 24.  Exchange.........................................................58

Section 25.  Notice of Certain Events.........................................60

Section 26.  Notices..........................................................62

Section 27.  Supplements and Amendments.......................................63

Section 28.  Successors.......................................................64

Section 29.  Benefits of this Agreement.......................................64

Section 30.  Severability.....................................................65

Section 31.  Governing Law....................................................65

Section 32.  Counterparts.....................................................65

Section 33.  Descriptive Headings.............................................66


Exhibit A -- Articles of Amendment of Certificate of Designation,
             Preferences and Rights

Exhibit B -- Form of Right Certificate

Exhibit C -- Summary of Rights to Purchase Preferred Shares

                               RIGHTS AGREEMENT
                               ----------------


          Agreement, dated as of September 11, 1996, between Dayton Hudson Corporation, a Minnesota corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

          The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding at the Close of Business on September 26, 1996 (the "Record Date"), each Right initially representing the right to purchase one three-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11 hereof) with respect to each Common Share that shall become outstanding (i) at any time between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined) or (ii) upon the exercise or conversion, prior to the earlier of the Redemption Date or the Final Expiration Date, of any option or other security exercisable for or convertible into Common Shares, which option or other such security is outstanding on the Distribution Date.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares of the Company and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person shall, together with all Affiliates and Associates of such Person, be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, then such Person (unless such Person shall be (1) the Company, (2) any Subsidiary of the Company, (3) any employee benefit plan of the Company or of any

     Subsidiary of the Company, or (4) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (3) of this sentence) shall be deemed to be an "Acquiring Person". An entity other than the Company or any Subsidiary of the Company holding Common Shares for or pursuant to the terms of an employee benefit plan of the Company or of any Subsidiary of the Company and in addition being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan shall be deemed to constitute an Acquiring Person, notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, shall be the Beneficial Owner of 20% or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" or have "beneficial ownership" of any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, including without limitation securities with respect to which such Person or any of such Person's Affiliates or Associates has "beneficial ownership" pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act;

               (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, any securities solely because such securities are securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of (including without limitation pursuant to any agreement, arrangement or understanding (whether or not in writing)); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, or to have beneficial ownership of, any securities solely because of the right to vote such securities pursuant to an agreement, arrangement or understanding if the agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) as being beneficially owned by such Person; or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the final proviso to subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

          Notwithstanding anything in these definitions of Beneficial Owner, beneficially own or beneficial ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

          (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (e) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (f) "Common Shares," when used with reference to the Company, shall mean shares of Common Stock, par value $.3333 per share, as such par value may be changed from time to time, of the Company. "Common Shares," when used with reference to any Person other than the Company, shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

          (g) "Distribution Date" shall have the meaning set forth in Section 3 hereof.

          (h) "Final Expiration Date" shall have the meaning set forth in
     Section 7 hereof.

          (i) An "Offer" shall mean a tender offer that has been commenced by any Person who beneficially owns less than 5% of the outstanding Common Shares as of the date of commencement of such tender offer (an "Offeror"), and which tender offer:

               (A) is made in compliance with the applicable rules and regulations promulgated under the Exchange Act:

               (B) provides for the acquisition of all of the outstanding shares of each class or series of capital stock of the Company tendered by any Person other than the Offeror and its Affiliates for cash, with all tendered shares of any particular class or series of capital stock of the Company to be acquired at the same price;

               (C) states that the Offeror has entered into definitive financing agreements with one or more responsible financial institutions or other entities having the necessary financial capacity, and/or has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate such tender offer; and

               (D) requests the Company to call a special meeting of the holders of Voting Stock (as hereinafter defined) for the purpose of voting on a Resolution (as that term is defined in Section 23(c)(i)) and contains a written agreement of the Offeror to (1) pay (or share with any other Offeror) one-half of the Company's costs of such special meeting (exclusive of the Company's costs of opposing the Resolution) and (2) refrain from acquiring beneficial ownership of 5% or more of the outstanding Common Shares prior to the completion of such special meeting;

     and in connection with which tender offer the Offeror delivers to the Company an information statement (the "Information Statement") meeting the requirements of Section 302A.671, Subd. 2, of the Minnesota Business Corporation Act, as then in effect (or, if such Section 302A.671, Subd. 2, shall have been repealed, as in effect immediately prior to such repeal).

          (j) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (k) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, $.01 par value, as such par value may be changed from time to time, of the Company having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights previously filed with the Minnesota Secretary of State, amended in its entirety as provided in Exhibit A hereto.

          (l) "Redemption Date" shall have the meaning set forth in Section 7 hereof.

          (m) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act or any successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (n) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interests entitled to vote in the election of directors (or Persons with comparable responsibilities if the entity has no directors) is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (o) "Voting Stock" shall mean (i) the Common Shares of the Company and
     (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up. Whenever any provision of this Agreement requires a determination of whether a number of shares of Voting Stock comprising a specified percentage of such Voting Stock has been voted, tendered, acquired, sold or otherwise disposed of, or a determination of whether a Person has offered or proposed to acquire a number of shares of Voting Stock comprising such specified percentage, the number of shares of Voting Stock comprising such specified percentage of Voting Stock shall in every such case be deemed to be the number of shares of Voting Stock comprising the specified percentage of the Company's entire voting power then entitled to vote generally in the election of directors or then entitled to vote together with the Common Shares in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up.

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the Close of Business on the 15th day after the Shares Acquisition Date or (ii) the Close of Business on the 15th day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence (which intention shall not have been withdrawn within five business days (as defined in Rule 14d-1 of the General Rules and Regulations under the Exchange Act) after such public announcement), a tender or exchange offer the consummation of which would result in any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) becoming the Beneficial Owner of Common Shares aggregating 30% or more of the outstanding Common Shares (including any such date that is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates where the context so requires) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. Notwithstanding anything stated in this Section 3, the Distribution Date shall in no event occur until the authority of the Board of Directors of the Company to redeem the Rights pursuant to Section 23(b), as such Section may be amended pursuant to Section 27, shall have terminated. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights

Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a summary of the terms of the Rights, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the Rights will be evidenced by such certificates registered in the names of the holders thereof and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Notwithstanding any legend contained on any such surrendered stock certificate, from and after the Close of Business on the Record Date, the surrender for transfer of any such certificate for Common Shares shall not constitute the transfer of the rights granted pursuant to the Rights Agreement between the

Company and Morgan Shareholder Services Trust Company dated as of September 11, 1986 as amended and restated as of May 27, 1992 pursuant to an Agreement dated as of May 27, 1992 between the Company and First Chicago Trust Company of New York (the "Expiring Rights"), which Expiring Rights expire at the Close of Business on September 26, 1996.

          (c) Certificates for Common Shares which become outstanding after the Record Date and (i) prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date or (ii) upon the exercise or conversion, prior to the earlier of the Redemption Date or the Final Expiration Date, of any option or other security exercisable for or convertible into Common Shares, which option or other security is outstanding on the Distribution Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Dayton Hudson Corporation and First Chicago Trust Company of New York, dated as of September 11, 1996 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dayton Hudson Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dayton Hudson Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge following receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) may become null and void.


With respect to such certificates containing the foregoing legend, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage or to reflect adjustments to the Rights made pursuant to this Agreement. Subject to the provisions of Section 11 and Section 22 hereof, the initial Right Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of one three-hundredths of a Preferred Share as shall be set forth therein at the price per one three-hundredth of a Preferred Share set forth therein (the price per three-hundredth of a Preferred Share being herein called the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by any one of its Chief Executive Officer, Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer or any Vice President, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company, with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or the office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

          Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one three-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent or at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall, subject to Section 14 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Except as provided in Section 11(a)(ii), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the principal office of the Rights Agent in New York, New York or the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one three-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 26, 2001 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b) The Purchase Price for each one three-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly completed and executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agents is the transfer agent for such shares) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights under this Agreement with a depository agent, requisition from the depository agent depository receipts representing such number of one three-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company hereby directs the depository agent to comply with such request,
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with
Section 14 hereof, (iii) promptly after receipt of such certificates or depository receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash for fractional interests in shares to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

          (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) duly completed and executed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, after any retention period required by the Securities and Exchange Commission has lapsed, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price and any applicable transfer taxes), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depository receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depository receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate as such shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation, merger or statutory share exchange in which the Company is the continuing, surviving or acquiring corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date pursuant to the exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect (and any applicable transfer taxes), the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11(a)(i) and
     Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) Subject to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person, each holder of a Right, subject to paragraph 11(a)(iii) and except as provided below, shall thereafter have a right to receive, upon exercise thereof by payment of the amount equal to the product of the number of one three-hundredths of a Preferred Share which would otherwise be issuable upon exercise of a Right and the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one three-hundredths of a Preferred Share for which a Right would otherwise be then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of

     Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii); and provided further that the adjustment set forth in this Section 11(a)(ii) shall be effective only at and after the time at which the authority of the Board of Directors of the Company to redeem the Rights pursuant to Section 23(b), as such Section may be amended pursuant to
     Section 27, shall have terminated. Notwithstanding the foregoing, in the event any Person shall become an Acquiring Person, any Rights that are or, after becoming an Acquiring Person, were beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall become null and void at the time of such event without any further action and no holder of such Rights shall thereafter have any right to exercise such Rights or any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate of any Acquiring Person whose Rights would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be cancelled. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of a Right Certificate or other Person as a result of its failure in good faith to make any determinations with respect to an Acquiring Person or its Affiliates or Associates.

          (iii) If, on the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(ii) (the "Adjustment Date"), the Company does not have sufficient authorized, unissued and unreserved Common Shares available to permit the exercise in full of all Rights that are exercisable on the Adjustment Date for the number of Common Shares per Right provided for in Section 11(a)(ii), then the Exercise Price (as defined below) and the number of Common Shares to be delivered by the Company upon exercise of a Right shall be further adjusted as provided in this subparagraph (iii).

          (1)  Definitions:

               (A) The "Aggregate Market Value" is the product of (i) the number of Available Shares and (ii) the current per share market price of the Common Shares on the Adjustment Date, determined as provided in
          Section 11(d) hereof.

               (B) The "Available Shares" are the authorized, unissued and unreserved Common Shares immediately prior to the Adjustment Date.

               (C) The "Exercise Price" is the amount of the payment that must be made by the holder of a Right in connection with the exercise of one Right immediately prior to the Adjustment Date.

               (D) The "Deficiency" is the amount by which (i) two times the Exercise Price exceeds (ii) the quotient obtained by dividing the Aggregate Market Value by the number of Rights remaining outstanding immediately prior to the Adjustment Date (the "Remaining Rights") (which number shall not include the Rights that are or, after becoming an Acquiring Person, were beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) that shall have become void pursuant to Section 11(a)(ii) hereof).

          (2) If the Deficiency is less than or equal to the Exercise Price, then

               (A) the number of Common Shares to be delivered by the Company upon exercise of a Right shall be adjusted to be equal to the number of Available Shares divided by the number of Remaining Rights; and

               (B) the amount of cash required to be delivered by the holder of a Right upon the exercise thereof shall be adjusted (the "New Exercise Price") to equal the Exercise Price minus the Deficiency; provided, however, that in no event will the New Exercise Price be less than the aggregate par value of the Common Shares required to be delivered upon the exercise of one Right pursuant to subparagraph (2)(A) above.

          (3)  If the Deficiency is greater than the Exercise Price, then

               (A) the number of Common Shares to be delivered by the Company upon exercise of a Right shall be adjusted to equal the quotient obtained by dividing the Exercise Price by the current per share market price of the Common Shares on the Adjustment Date;

               (B) the New Exercise Price shall equal the aggregate par value of the Common Shares required to be delivered upon the exercise of one Right pursuant to subparagraph (3)(A) above; and

               (C) in lieu of issuing Common Shares (in whole or in part upon the exercise of Rights) the Company may issue, upon the exercise of Rights at the New Exercise Price, other equity securities of the Company (including, without limitation shares, or units or fractions of shares, of preferred stock (which may include Preferred Shares)) which the Board of Directors of the Company has determined to have substantially the same value, voting rights, dividend rights, liquidation rights and other rights as Common Shares (such equity securities are herein called "common share equivalents"). To the extent that such common share equivalents (or fractions thereof) are substituted for Common Shares upon exercise of the Rights following the occurrence of an event described in Section 11(a)(ii), they shall be substituted on a pro-rata basis with respect to all Rights (other than Rights that are or, after becoming an Acquiring Person, were beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) that shall have become void pursuant to Section 11(a)(ii) hereof). Such common share equivalents shall not be included in Available Shares, and all of the Available Shares shall be reserved, as of the Adjustment Date, for issuance, on a pro-rata basis, upon exercise of the Rights and may not be substituted for with common share equivalents upon the exercise of any Right except to the extent that the number of Common Shares required to be delivered under subparagraph (3)(A) upon the exercise of such Right exceeds the quotient of the number of Available Shares divided by the number of Remaining Rights.

          (4) If, at the time any adjustment is required pursuant to this
     Section 11(a)(iii), the Common Shares shall have no par value, then for the purposes of this Section 11(a)(iii) the par value of the Common Shares shall be deemed to be $.01 per share.

          (5) In the event that there shall not be sufficient authorized but unissued Common Shares (or common share equivalents the issuance of which is permitted under Section 11(a)(iii)(3)(C)) to permit the exercise in full of the Rights in accordance with this subparagraph (iii), the Company shall use its best efforts to cause the authorization of sufficient additional Common Shares or common share equivalents to permit such exercise and, if the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares or common share equivalents could be authorized to permit such exercise, the Company may suspend the exercisability of the Rights for a period not to exceed 90 days (and not beyond the Final Expiration Date) in order to seek any authorization of additional Common Shares or other common share equivalents. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation or in a statutory share exchange) of evidences of indebtedness or cash or non-cash assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares (as determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the evidences of indebtedness or cash or non-cash assets so to be distributed on, or of such subscription rights or warrants applicable to, one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (1) a dividend or distribution on such Security payable in such Security or securities convertible into such Security (other than the Rights), or (2) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New

     York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market, the Nasdaq SmallCap Market or any similar system then in use, or, if on any such date the Security is not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. Except as provided in Section 11(d)(ii) with respect to Preferred Shares, if on any such day the Security is not publicly held or no professional market maker is making a market in the Security, the fair value of such Security on such day as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) shall be used in lieu of the closing price for such day.

          (ii) If the Preferred Shares are not publicly held or traded in a manner described in Section 11(d)(i) hereof, the "current per share market price" of the

     Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by three hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

          (e) Except as provided in the third sentence of this Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share, or ten-thousandth of a Common Share or other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11, but for the first sentence of this Section 11(e), shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Final Expiration Date.

          (f) If as a result of an adjustment made pursuant to Section 11(a) or
Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in
Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one three-hundredths of a Preferred Share (or other securities) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one three-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one three-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one three-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one three-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.
The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and counter-signed in the manner provided for herein, shall bear the adjusted Purchase Price and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one three-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one three-hundredth of a Preferred Share and the number of one three-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any of Preferred Shares at less than the current per share market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of rights, options or warrants referred to herein above in subsection (b) of this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

          (m) Anything in this Agreement or the Rights to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in any such case (A) the number of one three-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one three-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this
Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this
Section 11(m), the adjustments provided for in this Section 11(m) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

          (n) If any adjustment in the Purchase Price pursuant to paragraph (b) or (c) of this Section 11 would not be permitted by law, under the Company's Articles of Incorporation or under the Certificate of Designation, Preferences and Rights establishing the Preferred Shares, no such issuance of securities or distribution of evidences of indebtedness or other assets or subscription rights or warrants, as the case may be, that would require such an adjustment but for the limitations established by law, the Company's Articles of Incorporation or such Certificate of Designation, Preferences and Rights shall be made by the Company.

          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 25 hereof. The Rights Agents shall be fully protected in relying on such certificate and on any adjustment contained therein.

          Section 13. Consolidation, Merger, Statutory Share Exchange or Sale or Transfer of Assets or Earning Power. (a) In the event, after the Distribution Date or within 15 days prior thereto, directly or indirectly,

          (w) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

          (x) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company), money or any other property (except as the result of the exercise of statutory dissenters' rights),

          (y) the Company shall effect a statutory share exchange with outstanding Common Shares being exchanged for stock or other securities of another Person, money or other property, or

          (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof by payment of the amount equal to the product of the number of one three-hundredths of a Preferred Share which would otherwise be issuable upon exercise of a Right and the then current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one three-hundredths of a Preferred Share for which a Right would otherwise be exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, exchange, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, exchange, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean:

               (i) in the case of any transaction described in clauses (w), (x) or (y) of the first sentence of Section 13(a), the Person (including, without limitation, the

          Company as successor thereto or as the surviving corporation) that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or exchange, or if no securities are so issued, the Person that is the other party to such merger, consolidation or exchange; and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

          (c) The Company shall not consummate any event described in clauses
(w), (x), (y) or (z) of this Section 13 unless the Principal Party shall have a sufficient number of authorized, unreserved Common Shares which have not been issued or are held in treasury to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section

13 and further providing that, as soon as practicable after the date of any event described in clauses (w), (x), (y) or (z) of this Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights, on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (1) the date as of which the Rights are no longer exercisable for such securities or (2) the Final Expiration Date;

               (ii) take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          (d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.

          The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, exchanges, sales or other transfers.

          Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market, the Nasdaq SmallCap Market or any similar system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used in lieu of the closing price for such day.

          (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one three-hundredth of a Preferred Share or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction) upon exercise of the Rights or to issue certificates which evidence fractions of Preferred Shares (other than fractions that are integral multiples of one three-hundredth of a Preferred Share or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction). Fractions of Preferred Shares in integral multiples of one three-hundredth of a Preferred Share or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction may, at the election of the Company, be evidenced by depository receipts pursuant to an appropriate agreement between the Company and a depository selected by it, provided, that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts. In lieu of fractional Preferred Shares that are not integral multiples of one three-hundredth of a Preferred Share or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

          (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) the Company shall issue Rights after the Record Date but prior to the Distribution Date as provided in this Agreement.

          Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in
Section 20 hereof.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the

Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, prior to the Distribution Date, the Common Share certificates), by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, Chairman of the Board, Vice Chairman of the Board, President, Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in actions while waiting for those instructions.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or its Subsidiaries or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Minnesota or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota or New York), in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and, if such notice is filed after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this

Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

          Section 23. Redemption. (a) The Rights may be redeemed by action of the Board of Directors pursuant to paragraph (b) or paragraph (c) of this
Section 23 and shall not be redeemed in any other manner.

          (b) The Board of Directors of the Company may, at its option, at any time prior to the Close of Business, on the earlier of (x) the 20th day following the Shares Acquisition Date and (y) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that for the purposes hereof the Board of Directors of the Company shall be entitled to so redeem the Rights after the time at which any Person first becomes an Acquiring Person only if a majority of the directors then serving are Continuing Directors (as hereinafter defined). "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Company on the date of this Agreement or who subsequently became a director of the Company and whose initial election or initial nomination for election by the Company's shareholders subsequent to such date is recommended or approved by the Board of Directors of the Company at a time when a majority of the directors serving are Continuing Directors. In no event shall a Continuing Director be an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate. The Redemption Price shall be payable in cash by the Company. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Except for the obligation of the Company to pay the Redemption Price, the Board of Directors of the Company and the Company shall not have any liability to any Person as a result of the redemption of Rights pursuant to the terms of this Section 23.

          (c) (i) In the event that (A) an Offer has been commenced by an Offeror and (B) such Offeror delivers to the Company the Information Statement, a copy of each definitive financing agreement referred to in
     Section 1(i)(C), if any (collectively, the "Definitive Financing Agreements"), and written notices of demand from the holders of at least 25% of the outstanding Voting Stock that the Company hold a special meeting of shareholders for the purpose set forth in this paragraph, the Board of Directors of the Company shall call a special meeting of shareholders (the "Special Meeting") for the purpose of voting on a resolution requesting the Board of Directors of the Company to redeem the Rights to allow the completion of such Offer or another cash tender offer for all outstanding shares of capital stock of the Company at a price that is not less than that contained in such Offer (the "Resolution"). The Special Meeting shall be held on a date selected by the Board of Directors of the Company, which date shall be not less than 30 and not more than 55 days after the date of receipt by the Company of the Information Statement, the Definitive Financing Agreements, if any, and notices of demand referred to in the preceding sentence (the "Demand Date"), unless the Company and the Offeror agree to a later date. The Board of Directors of the Company shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company's Restated Articles of Incorporation and Bylaws and with applicable law. The notice of the meeting or the initial written proxy soliciting material disseminated on behalf of the Board of Directors shall be accompanied by the Information Statement. Notwithstanding the foregoing, no Special Meeting shall be held pursuant to this Agreement if, at any time between the commencement of the Offer and the time fixed for the Special Meeting, the Offeror acquires beneficial ownership of 5% or more of the outstanding Common Shares, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

          (ii) If at the Special Meeting the Resolution receives the affirmative vote of the holders of at least two-thirds of the shares of Voting Stock outstanding as of the record date of the Special Meeting, then the Board of Directors of the Company shall promptly act to redeem all of the outstanding Rights at the Redemption Price, effective immediately prior to the consummation of any tender offer (provided that such tender offer is consummated not less than 31 nor more than 60 days after the date on which the final result of the vote at the Special Meeting is certified) pursuant to which any Person offers to purchase all of the shares of capital stock of the Company held by Persons other than such Person and its Affiliates at a price per share in cash equal to or greater than the price contained in the Offer; provided, however, that the Rights shall not be redeemed at any time from and after such time as redemption would not be permitted pursuant to Section 23(b) hereof.

          (iii) Nothing contained in this paragraph (c) shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors of the Company shall not be entitled to reject any proposal to acquire the Company, or to recommend that holders of shares of capital stock of the Company reject any Offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative tender offers or other proposals to the Special Meeting) with respect to any Offer or any proposal to acquire the Company that the Board of Directors of the Company believes is necessary or appropriate in the exercise of such fiduciary duty.

          (iv) Nothing in this paragraph (c) shall be construed as limiting or prohibiting the Company or any Offeror from proposing or engaging, at any time, in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such Offeror; provided, however, that the holders of Rights shall have the rights set forth in this Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

          (d) Immediately upon the effectiveness of the redemption of the Rights pursuant to this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall, promptly after the effectiveness of the redemption of the Rights, give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

          Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(ii), exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares, with each Right to be exchanged for such number of Common Shares as shall equal the result obtained by dividing (x) the Exercise Price (as defined in Section 11(a)(iii)) by (y) the current per share market price of Common Shares (determined pursuant to Section 11(d) hereof) on the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(ii) (such number of shares being hereinafter referred to as the "Exchange Ratio"). The Exchange Ratio shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction affecting the Common Shares that occurs after the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(ii). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than (1) the Company, (2) any Subsidiary of the Company, (3) any employee benefit plan of the Company or any such Subsidiary, or
(4) any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

          (c) In the event that there shall not be sufficient authorized, unissued and unreserved Common Shares to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as such term is defined in Section 11(b) hereof, or common share equivalents, as such term is defined in Section 11(a)(iii)(3)(C) hereof) for Common Shares exchangeable for Rights, at the initial rate of one three-hundredth of a Preferred Share (or equivalent preferred share) or one common share equivalent for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends or similar transactions affecting the Common Shares that occur after the date of this Agreement.

          (d) In the event that there shall not be sufficient Common Shares, Preferred Shares, equivalent preferred shares or common share equivalents, authorized, unissued and unreserved to permit the exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares, equivalent preferred shares or common share equivalents for issuance upon exchange of the Rights.

          (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.
In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e) the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24. The Board of Directors and the Company shall not have any liability to any Person as a result of the exchange of Rights pursuant to the terms of this Section.

          Section 25. Notice of Certain Events. (a) In case the Company shall propose at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred

Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or any of its wholly owned Subsidiaries), or (v) to effect any statutory share exchange with the outstanding Common Shares being exchanged for stock or other securities of another corporation, money or other property or
(vi) to effect the liquidation, dissolution or winding up of the Company, or
(vii) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, exchange, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

          (b) In the event any Person shall become an Acquiring Person, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, or delivered by hand or express courier service or faxed, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Dayton Hudson Corporation
          777 Nicollet Mall
          Minneapolis, Minnesota 55402
          Attention:  Secretary
          Fax No:  (612) 370-6909

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, or delivered by hand or express courier service or faxed, addressed (until another address is filed in writing with the Company) as follows:

          First Chicago Trust Company of New York
          14 Wall Street

          New York, New York 10005
          Attention:  Tenders and Exchanges
          Fax No:  (201) 222-4151

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. The Company may and the Rights Agent shall, if so directed by the Company, from time to time supplement or amend this Agreement without the approval of any holders of Common Shares or Right Certificates in order (i) to extend the period during which the Rights may be redeemed, notwithstanding anything to the contrary provided in clause (iv) hereof, provided that at the time of such amendment (x) no Person has become an Acquiring Person or (y) a majority of the directors are Continuing Directors,
(ii) to cure any ambiguity, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) prior to the Distribution Date and except as hereafter provided, to otherwise change or supplement any provision in this Agreement in any manner which the Company may deem necessary or desirable, or (iv) following the Distribution Date, to otherwise change or supplement any provision in this Agreement in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than Right Certificates evidencing Rights that shall have become null and void pursuant to Section 11(a)(ii) hereof); provided, however, that unless also approved by holders of a majority of the shares of Common Stock voting for or against a proposed supplement or amendment at an annual or special meeting of the shareholders of the Company held prior to the Distribution Date, no supplement or amendment shall be made to this Agreement that changes the Purchase Price, the Redemption Price, the number and type of shares for which a Right is exercisable (except, in each case, for adjustments that are expressly provided for herein), the Final Expiration Date, the 20% threshold included in Section 1(a) hereof or the provisions set forth in Sections 1(i) or 23(c) hereof.

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares).

          (b) The Board of Directors of the Company shall have the exclusive power and total and complete authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret this Agreement and to make conclusively all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, calculations, interpretations and determinations

(including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights or any other party.

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except for Sections 18, 19, 20 and 21, which shall be governed by and construed in accordance with the laws of the State of New York.

          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of September 11, 1996.




                                       DAYTON HUDSON CORPORATION



                                       By:  /s/ James T. Hale
                                          ------------------------------
                                          Senior Vice President, General
                                          Counsel and Secretary



                                       FIRST CHICAGO TRUST COMPANY
                                        OF NEW YORK


                                       By:  /s/ John G. Herr
                                          ------------------------------
                                          Assistant Vice President

                                                                       Exhibit A
                                                                       ---------

                                    FORM OF
                                    -------
                           ARTICLES OF AMENDMENT OF
                           ------------------------
              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
              --------------------------------------------------
               OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
               ------------------------------------------------
                                      OF
                                      --
                           DAYTON HUDSON CORPORATION
                           -------------------------


          I, James T. Hale, Secretary of Dayton Hudson Corporation, a corporation organized and existing under the Business Corporation Act of the State of Minnesota, DO HEREBY CERTIFY:

          (i) That the Certificate of Designation, Preferences and Rights establishing a series of two million (2,000,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock has been amended in its entirety to read as follows:

          1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          2.  Dividends and Distributions.

          (i) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the tenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $3 or (b) subject to the provision for adjustment hereinafter set forth, 300 times the aggregate per share amount of all cash dividends, and 300 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after September 26, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $3 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 300 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after September 26, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

          4.  Certain Restrictions.

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 of this Section are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (a) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (b) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

               (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $300 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 300 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after September 26, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. Consolidation, Merger, Exchange, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 300 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after September 26, 1996 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          9. Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's preferred stock hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Stock.

          10. Amendment. The Restated Articles of Incorporation, as amended, of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

          (ii) That such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes and shall be effective as of 4:00 P.M., Minneapolis, Minnesota time, on September 26, 1996.

          IN WITNESS WHEREOF, I have executed and subscribed this Certificate, this __________ day of September, 1996.


                                       _______________________________
                                       James T. Hale
                                       Secretary

                                                                      Exhibit B
                                                                      ---------

                          [Form of Right Certificate]

Certificate No. R- ___________                                __________ Rights

          NOT EXERCISABLE AFTER SEPTEMBER 26, 2001 OR SUCH EARLIER DATE AS THE BOARD OF DIRECTORS ORDERS REDEMPTION OR EXCHANGE OF THE RIGHTS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT (SUBJECT TO ADJUSTMENT) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

                               Right Certificate

                           DAYTON HUDSON CORPORATION

          This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 11, 1996 (the "Rights Agreement"), between Dayton Hudson Corporation, a Minnesota corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on September 26, 2001 at the principal office of the Rights Agent in New York, New York, or the office or offices of the Rights Agent designated for such purpose, one three-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, $.01 par value (the "Preferred Shares"), of the Company, at a purchase price of $100 per one three-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate (and the number of one three-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are, except for adjustments required pursuant to the Rights Agreement, the number and Purchase Price as of September 26, 1996, based on the Preferred Shares as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price and the number of three-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned office or offices of the Rights Agent and will be mailed without charge by the Company to the holder of this certificate promptly following receipt of a written request therefor.

          In the event that any Person shall become an Acquiring Person (as such terms are defined in the Rights Agreement), any Rights evidenced by this Right Certificate that are or, after becoming an Acquiring Person, were beneficially owned by any Acquiring Person or an Associate or Affiliate of such Acquiring Person (as such terms are defined in the Rights Agreement) shall be null and void.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one three-hundredths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but, except as expressly provided in the Rights Agreement, are not required to, (i) be redeemed by the Company at a redemption price of $.01 per Right, subject to adjustment as provided in the Rights Agreement, or (ii) be exchanged in whole or in part for shares of the Company's Common Stock.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares which are integral multiples of one three-hundredth of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction, which may, at the election of the Company, be evidenced by depository receipts), if in lieu thereof a cash payment is made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned, manually or by facsimile signature, by the Rights Agent.

          WITNESS the manual or facsimile signature of the proper officer of the Company. Dated as of ____________, ______.

                                       DAYTON HUDSON CORPORATION


                                       By:_____________________________________

Countersigned:


FIRST CHICAGO TRUST COMPANY
  OF NEW YORK

By:________________________
     Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

          FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto _____________________________________________________
________________________________________________________________________________
                 (Please print name and address of transferee)

__________________________________________________________________________ this
Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ____________________, ____


                                       _________________________________________
                                       Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

- --------------------------------------------------------------------------------

The undersigned hereby certifies (after due inquiry and to the best of its knowledge) that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and were not acquired from any Person who, at any time that such Person beneficially owned such Rights, is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


                                       _________________________________________
                                       Signature
- --------------------------------------------------------------------------------

           [Form of Reverse Side of Right Certificate -- continued]

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                     (To be executed if holder desires to
            exercise Rights represented by the Right Certificate.)

To:  DAYTON HUDSON CORPORATION

          The undersigned hereby irrevocably elects to exercise
___________________ Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities, if any) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities, if any) be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________

Dated:  __________________, _____


                                       _________________________________________
                                       Signature

           [Form of Reverse Side of Right Certificate -- continued]

Signature Guaranteed:

          Signature must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.


- --------------------------------------------------------------------------------


The undersigned hereby certifies (after due inquiry and to the best of its knowledge) that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and were not acquired from any Person who, at any time that such Person beneficially owned such Rights , is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                       _________________________________________
                                       Signature
- --------------------------------------------------------------------------------
                                    NOTICE
                                    ------

          The signatures in the Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C

                         SUMMARY OF RIGHTS TO PURCHASE
                               PREFERRED SHARES
                                      OF
                           DAYTON HUDSON CORPORATION


          On September 11, 1996, the Board of Directors (the "Board") of Dayton Hudson Corporation (the "Corporation") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock of the par value of $.3333 per share (the "Common Stock") of the Corporation. The dividend is payable on September 26, 1996 (the "Record Date") to shareholders of record at the close of business on that date.

          The description that follows of the terms of the share rights plan (the "Plan") contained in the Rights Agreement (the "Rights Agreement") adopted on September 11, 1996 between the Corporation and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent"), and of the Rights issued thereunder (the "Rights") is a general description only and does not purport to be complete. The terms of the Rights will in all cases be governed by the Rights Agreement. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September __, 1996. A copy of the Rights Plan is also available free of charge from the Corporation by contacting the Secretary of the Corporation at 777 Nicollet Mall, Minneapolis, Minnesota 55402.

DESCRIPTION OF THE PLAN AND THE RIGHTS

                            ISSUANCE OF NEW RIGHTS

          Pursuant to the Plan, one Right has been issued for each outstanding share of the Corporation's Common Stock at the close of business on the Record Date. One Right will also be issued for each additional share of the Corporation's Common Stock issued after the Record Date and prior to the earliest of the expiration of the Rights, their redemption or the Distribution Date (as defined below), and one right will be issued upon the exercise or conversion, prior to the earlier of the expiration of the Rights or their redemption, of any option or other security exercisable for or convertible into the Corporation's Common Stock, if such option or other security is outstanding on the Distribution Date. Each Right entitles the registered holder to purchase from the Corporation, following the Distribution Date, one three-hundredth of a share of Series A Junior Participating Preferred Stock (a "Preferred Share") of the Corporation for $100, subject to adjustment.

          Although Rights are currently outstanding, they currently may not be exercised to purchase any stock of the Corporation. They only become exercisable if a Distribution Date occurs. Until a Right is exercised, its holder, as such, has no voting, dividend or other shareholder rights.

          The Rights do not currently trade separately from the Corporation's Common Stock. Instead, each stock certificate that evidences a share of Common Stock also evidences the tandem Right. At the time a share of Common Stock is sold or otherwise transferred, the tandem Right is also transferred. The Rights will continue to be evidenced by the same stock certificates evidencing the tandem Common Stock and will continue to be traded automatically with the tandem Common Stock until the Distribution Date.

         SEPARATION AND EXERCISE OF RIGHTS FOLLOWING DISTRIBUTION DATE

          The Rights automatically become exercisable following the Distribution Date. The Distribution Date occurs 15 days after a person or group of affiliated or associated persons (other than subsidiaries and employee benefit plans of the Corporation or its subsidiaries) acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock. Under the Rights Agreement neither the Distribution Date nor a Flip-In Event of the nature described below occurs if the acquisition of the 20% stock interest is by an underwriter pursuant to a customary agreement in a public offering or results from the Corporation's acquisition of shares which reduces the number of outstanding shares of Common Stock.

          Under the Rights Agreement, a Distribution Date also occurs and the Rights also become exercisable 15 days after the commencement of a tender offer or exchange offer which, if successful, would result in a person or group becoming the beneficial owner of at least 30% of the Corporation's outstanding Common Stock (or the public announcement of the intention to make such an offer unless that intention was withdrawn within five business days). The Board can, however, delay the Distribution Date following such a tender offer or exchange offer until the person or group actually acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock.

          If a Distribution Date occurs, other than in connection with a Flip-In Event described below, each Right can then be exercised to purchase one three-hundredth of a Preferred Share, which is designed to have substantially the same economic value as one share of Common Stock, for $100 (subject to possible adjustment). At that time, the Rights would no longer trade together with the associated Common Stock. Instead, separate certificates representing the Rights would be issued to the Right holders.

                                 FLIP-IN EVENT

          A Right's primary value is that in one circumstance it becomes exercisable for $100 (subject to possible adjustment) to purchase $200 worth of the Corporation's Common Stock (subject to possible adjustment) instead of a fractional Preferred Share. That circumstance is the acquisition by a person or group of affiliated or associated persons of beneficial ownership of at least 20% of the Corporation's outstanding Common Stock. The 20% stock acquisition that would enable Right holders to purchase the Corporation's Common Stock is referred to below as a Flip-In Event.

          If a Flip-In Event does occur, however, all Rights held by the person or group of shareholders beneficially owning the 20% or greater Common Stock interest in the Corporation and affiliated and associated persons automatically become void. As a result, all Right holders, except the 20% shareholder, may purchase the Corporation's Common Stock for one-half of its market price following a Flip-In Event. The exercise of the Rights by the other shareholders following a Flip-In Event would dilute both the voting interest and the equity interest of the 20% shareholder. Depending on the number of Rights so exercised, such dilution could be substantial and could be sufficient to prevent a potential acquirer from crossing the 20% threshold unless the Rights are first redeemed.

                              EXCHANGE OF RIGHTS

          If a Flip-In Event does occur, the Board of Directors of the Corporation may, at any time prior to the acquisition by a person or group of affiliated or associated persons of 50% or more of the Corporation's Common Stock, exchange all or part of the Rights (other than Rights which have become void under the terms of the Rights Agreement) for Common Stock or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Stock, subject to adjustment.

                                FLIP-OVER EVENT

          As noted above, the Rights become exercisable for fractional Preferred Shares following a Distribution Date or for the Corporation's Common Stock at a 50% discount following a Flip-In Event. In addition, they become exercisable for Common Stock of a surviving corporation, its parent corporation or a transferee following a Distribution Date or within 15 days prior to a Distribution Date in the event of certain mergers or statutory share exchanges involving the Corporation or transfers of assets or earning power of the Corporation or its subsidiaries aggregating 50% or more of the assets or earning power of the Corporation and its subsidiaries, taken as a whole. Each such event is referred to below as a Flip-Over Event.

          If a Flip-Over Event occurs, each unexercised Right that has not become void can be exercised for $100 (subject to possible adjustment) to purchase $200 worth of common stock of such surviving corporation, parent corporation or transferee, as the case may be (subject to possible adjustment). The exercise of the Rights following a Flip-Over Event would substantially dilute both the voting interests and the equity interests of the existing shareholders of the surviving corporation, parent corporation or transferee and such dilution could be sufficient to prevent a potential acquirer from engaging in such a transaction unless the Rights are first redeemed.

                    EXPIRATION AND REDEMPTION OF THE RIGHTS

          All Rights expire under the Plan at the close of business on September 26, 2001. Prior to their expiration, the Board may redeem them for $.01 per Right (subject to possible adjustment) except in certain circumstances. The Rights may not be redeemed more than 20 days after a person or group acquires beneficial ownership of at least 20% of the Corporation's outstanding Common Stock (subject to possible extension by the Board if a majority of the directors are Continuing Directors). Moreover, unless a majority of the directors are Continuing Directors, the redemption may not occur at any time after a person or group acquires such a 20% Common Stock interest. Continuing Directors are directors who were either Board members on September 11, 1996, or were initially elected or nominated with the approval of the Board at a time when a majority of the Board consisted of Continuing Directors, but do not include any 20% shareholder, its affiliates or associates or their respective nominees and representatives. All of the current members of the Board are Continuing Directors. Any optional redemption by the Board may be made effective at such time and on such bases and conditions as the Board may establish. Rights may not be exercised for the Corporation's Common Stock following a Flip-In Event, and the Distribution Date does not occur, until the Rights become non-redeemable.

          Under the Rights Agreement, the Board must redeem the Rights if the Corporation's shareholders, by at least a two-thirds vote of the voting power of the outstanding shares, approve the resolution described below under "Shareholder Referendum."

                            SHAREHOLDER REFERENDUM

          Under the Rights Agreement, a shareholder referendum is required if requested by a person or group that has made a tender offer satisfying specified conditions, provided that specified procedures are followed. The requisite conditions relating to the tender offer are as follows:

          . At the time the tender offer is made, the offeror must not beneficially own 5% or more of the Corporation's outstanding Common Stock. The offer must also contain an agreement that the offeror will not acquire such a 5% or greater interest prior to the completion of the shareholders meeting.

          . The tender offer must be to purchase for cash all of the Corporation's outstanding shares of capital stock.

          . The offer must be to purchase all shares of a class or series at the same price.

          . The offer must state that the offeror has entered into definitive financing agreements with one or more responsible financial institutions or other entities having the necessary financial capacity for the financing of the entire tender offer price that the offeror is not financing itself.

          . The offeror must agree in the offer to pay one-half of the costs of the special meeting of shareholders (exclusive of the Corporation's costs of opposing the resolution proposed by the offeror).

          . The tender offer must comply with the applicable federal securities regulations.

          The requisite procedures to be followed in order to require a shareholder referendum are the following:

          . The offeror must make the tender offer.

          . The offeror must deliver to the Corporation written notices from holders of at least 25% of the voting power of the Corporation's outstanding shares demanding a special meeting of shareholders to vote on a resolution requesting the Board to redeem the Rights to allow the completion of that tender offer or another cash tender offer for all of the Corporation's capital stock at a price not less than that contained in the original tender offer without being affected by the Rights (the "Resolution").

          . The offeror must deliver to the Corporation an information statement containing, among other information, the plans and proposals of the offeror with respect to the Corporation, and copies of the definitive financing agreements for the financing of the offer.

          If the offer satisfies the foregoing conditions and the offeror complies with the foregoing procedures, the Board must schedule a special shareholders meeting for a date from 30 to 55 days after the Corporation receives the demand for the meeting from holders of at least 25% of the voting power of the Corporation's outstanding shares, the information statement and copies of the definitive agreements for the financing of the offer. If the holders of at least two-thirds of the voting power of the outstanding shares approve the Resolution at the meeting, the Board must redeem the Rights at $.01 per Right (subject to possible adjustment). The redemption must become effective immediately prior to the completion of the original tender offer or any other cash tender offer for all of the capital stock of the Corporation at a price at least equal to the price contained in the original offer. However, the Rights need not be redeemed unless such original offer or other tender offer is completed not less than 31 days and not more than 60 days after certification of the final shareholder vote.

          Approval of the Resolution by the requisite two-thirds vote does not require the Board to approve any tender offer or other proposal to acquire the Corporation or preclude the Board from rejecting or recommending that the shareholders reject the tender offer or other proposal. Similarly, it does not preclude the Board from pursuing or recommending other alternatives to a tender offer or other proposal, from litigating or settling litigation relating to the tender offer or other proposal or from otherwise taking action with respect to the tender offer or other proposal. Approval of the Resolution only requires the Board to redeem the Rights if the foregoing conditions are satisfied.

           ADJUSTMENTS TO EXERCISE PRICE, NUMBER OF PREFERRED SHARES

          If on the date the Rights first become exercisable for Common Stock of the Corporation, the Corporation does not have sufficient authorized but unissued and unreserved Common Stock to permit the complete exercise of the Rights, then the $100 exercise price of the Rights and the amount of Common Stock purchasable upon exercise are adjusted under the Plan to the extent necessary to give the Right holders substantially the same economic benefit as if there were sufficient Common Stock available. If the exercise price is adjusted downward to equal the par value of the Common Stock but remains insufficient to give the Right holders that same economic benefit, shares or fractional shares of equity securities having substantially the same rights as Common Stock are to be issued under the Plan to make up the difference.

          Certain changes in the number of shares of outstanding Common Stock necessitate adjustments in the number of Preferred Shares purchasable upon the exercise of a Right, as well as the amount payable upon redemption of a Right. These changes include dividends on Common Stock payable in Common Stock and Common Stock splits or combinations.

          The $100 purchase price payable, and the fractional Preferred Shares or other securities issuable, upon the exercise of a Right are also subject to adjustment from time to time in certain events involving Preferred Shares. These include (i) a Preferred Share dividend on Preferred Shares, a stock split or reclassification of the Preferred Shares, (ii) the grant to holders of Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares or (iii) the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of other subscription rights or warrants.

          Generally, no adjustment in the exercise price of the Rights is required until cumulative adjustments equal or exceed 1%. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one three-hundredth of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than one three-hundredth of a Preferred Share, integral multiples of that fraction, which may, at the election of the Corporation, be evidenced by depository receipts) if instead a cash payment is made based on the market price of the Preferred Shares.

                              AMENDMENTS TO PLAN

          The Plan may be amended without shareholder approval or approval of the Right holders to cure ambiguities or to correct or supplement defective provisions or inconsistent provisions contained in the Rights Agreement. It may also be amended to extend the period during which the Rights may be redeemed so long as no person has become a 20% shareholder or a majority of the directors are Continuing Directors. Except as noted below, the Plan may also be amended prior to the Distribution Date to otherwise change or supplement any provision in any manner which the Board may deem necessary or desirable or following the Distribution Date to the extent such changes do not adversely affect the Right holders' interests. The Plan provides, however, that any amendment of any of the following terms of the Plan would require the additional approval of the holders of a majority of the shares of Common Stock voting for or against such amendment at a meeting of the Corporation's shareholders held prior to the Distribution
Date: (i) the exercise price of the Rights; (ii) the amount required to be paid on any redemption of the Rights; (iii) the number and type of shares for which a Right is exercisable (except, in case of each of the foregoing, for adjustments expressly provided for in the Plan); (iv) the final expiration date of September 26, 2001; (v) the 20% beneficial ownership threshold that triggers the exercisability of the Rights and defines a Flip-In Event and the time at which the Rights can become nonredeemable; and (vi) the procedure that is required to be followed to cause the Rights to be redeemed pursuant to the shareholder referendum described above.